SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2000

Manatron, Inc.
(Exact Name of Registrant as Specified in Charter)

Michigan	0-15264	38-1983228
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

510 E. Milham Avenue
Portage, Michigan		49002
(Address of Principal Executive Offices)		(Zip Code)

(616) 567-2900
Registrant's telephone number, including area code

Item 5.  Other Events.

          On March 24, 2000, the Bankruptcy Court for the Northern District of Texas, Dallas Division approved Manatron, Inc.'s bid to purchase selected assets and assume certain contracts of CPS Systems, Inc. ("CPS"), a Dallas-based corporation which develops, markets, implements and supports software applications specifically for public sector organizations.

          As previously announced, CPS filed a voluntary petition for protection under Chapter 11 of the Federal Bankruptcy Code on January 19, 2000. On March 24, 2000, the Trustee for CPS conducted an auction of CPS' assets. In connection with the auction, Manatron was the successful bidder for selected assets of CPS in exchange for $1.8 million in cash. The assets include the Florida, Texas, Oklahoma, Colorado and North Carolina property tax, appraisal and integrated voice response source code, software support and licensing agreements. The remaining assets of CPS were awarded to other bidders.

          Manatron expects that the asset purchase will close after a final court hearing on or about March 30, 2000.

          On March 27, 2000, Manatron issued the press release attached as Exhibit 99.1 to this Form 8-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

            (c)     Exhibits:

                     99.1          Press Release dated March 27, 2000.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANATRON, INC. (Registrant)

Dated: March 27, 2000	By /s/ Paul R. Sylvester Paul R. Sylvester President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Document

99.1	Press Release dated March 27, 2000.